UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

NORDSON CORPORATION

(Exact name of registrant as specified in its charter)

OHIO

(State or other jurisdiction of

incorporation or organization)

0-7977	34-0590250
(Commission file number)	(I.R.S. Employer Identification No.)

28601 Clemens Road, Westlake, Ohio

(Address of principal executive offices)

44145

(Zip Code)

(440) 892-1580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(e) Nordson Corporation 2012 Stock Incentive and Award Plan

During the 2013 Annual Meeting of Shareholders, the shareholders approved the Nordson Corporation 2012 Stock Incentive and Award Plan (“2012 Plan”). The following description provides a summary of the key provisions of the 2012 Plan. This summary is not a complete description of the 2012 Plan features and is qualified in its entirety by reference to the 2012 Plan, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Description of the 2012 Plan

The 2012 Plan authorizes the Company to grant equity-based and cash-based incentive compensation in the form of stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, other share-based awards and cash-based awards. The principal features of the 2012 Plan are summarized below.

General Provisions of the 2012 Plan

Plan Limits. The 2012 Plan authorizes the issuance of up to a total of 2,900,000 common shares, inclusive of shares available to be granted under the former equity award plan immediately prior to shareholder approval of the 2012 Plan. As of October 31, 1,606,000 common shares were available for awards under the prior plan.

The following shares will not count against the number of shares available for awards under the 2012 Plan: (i) shares covered by awards under the 2012 Plan and the prior plan that expire or are forfeited, canceled, surrendered or otherwise terminated without the issuance of shares; (ii) shares covered by awards settled only in cash; (iii) shares tendered in payment of the exercise price of stock options; (iv) shares withheld to satisfy a tax withholding obligation; and (v) shares granted in assumption of, or substitution for, awards granted to individuals who become employees or directors as a result of a merger or similar transaction. With respect to SARs that are settled in shares, only the shares used to settle the SAR upon exercise will be counted against the number of shares available for awards under the 2012 Plan. Notwithstanding the foregoing, shares that are repurchased by the Company with stock option proceeds will not be added back to the number of shares available for awards under the 2012 Plan.

The 2012 Plan also imposes various sub-limits on the number of common shares that may be issued to any individual during any calendar year under awards that are intended to qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code. In particular, for any calendar year, the following limits shall apply with respect to awards intended to qualify as performance-based compensation:

•	The maximum number of shares subject to stock options or SARs granted in any calendar year to any one participant shall be 750,000 shares.

•	The maximum number of restricted shares granted in any calendar year to any one participant shall be 250,000 shares.

•

The maximum number of shares that may be issued pursuant to restricted share units or other share-based awards granted in any calendar year to any one participant shall be 250,000 shares (or, if the applicable performance period is more than one year, 250,000 times the full number of years in the performance period).

•

The maximum amount of compensation that may be paid under a cash-based award granted in any calendar year to any one participant shall be $5,000,000, or a number of shares having a fair market value not exceeding that amount (or, if the applicable performance period is more than one year, $5,000,000 times the full number of years in the performance period).

Administration of the 2012 Plan. The 2012 Plan will be administered by the Compensation Committee of the Board of Directors of the Company (or such other committee as may be appointed by the Board of Directors in accordance with applicable laws). The Board of Directors may reserve to itself any or all of the authority of the Compensation Committee, and the Board of Directors or the Compensation Committee may delegate any or all of its authority to one or more directors or employees to the extent permitted by applicable laws.

Eligibility for Awards. The 2012 Plan authorizes the Compensation Committee to make awards to any of our employees or non-employee directors. The selection of participants and the nature and size of awards are within the discretion of the Compensation Committee.

Term and Amendment. The 2012 Plan became effective February 26, 2013 and will remain in effect until February 25, 2022.

The Board of Directors may amend or terminate the 2012 Plan at any time, provided that the 2012 Plan may not be amended without shareholder approval where required by applicable laws. Generally, the amendment or termination of the 2012 Plan or of any award agreement may not adversely affect in a material way any outstanding award without the consent of the participant holding the award.

In conjunction with the shareholders’ approval of the 2012 Plan, the Compensation Committee of the Board of Directors approved and adopted a form of Notice and Acceptance of Share-Based Awards (“Notice”) attached hereto as Exhibit 10.2 and incorporated herein by reference. Recipients of share-based awards made under the 2012 Plan will be notified of the award via the form Notice.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Nordson Corporation (the “Company”) held its Annual Meeting of Shareholders on February 26, 2013 (the “2013 Annual Meeting”). Of the 64,394,798 shares outstanding and entitled to vote, 92.6% (59,628,109 shares) were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the 2013 Annual Meeting are as follows:

The Company’s shareholders elected Messrs. Lee C. Banks, Randolph W. Carson, Michael F. Hilton, and Victor L. Richey, Jr. as directors to serve until the 2016 Annual Meeting. The votes were cast as follows:

Directors	For	Withheld	Broker Non- Votes
Mr. Lee C. Banks	53,463,839	3,071,407	3,092,863
Mr. Randolph W. Carson	56,057,760	477,486	3,092,863
Mr. Michael F. Hilton	55,887,043	648,203	3,092,863
Mr. Victor L. Richey, Jr.	55,483,968	1,051,278	3,092,863

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2013. The votes were cast as follows:

For	Against	Abstain
59,268,856	320,491	38,762

The Company’s shareholders approved, on a non-binding basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tabular and narrative disclosure included in the Company’s Proxy Statement for the 2013 Annual Meeting. The votes were cast as follows:

For	Against	Abstain	Broker Non- Votes
54,913,837	1,458,388	163,021	3,092,863

The Company will hold the advisory vote on compensation annually until the next required vote on the frequency of shareholder votes on the compensation of executives. The Company is required to hold votes on frequency every six years.

The Company’s shareholders approved the Nordson Corporation 2012 Stock Incentive and Award Plan. The votes were cast as follows:

For	Against	Abstain	Broker Non- Votes
54,694,464	1,693,709	147,073	3,092,863

Item 9.01 Financial Statements and Exhibits.

c.) Exhibits

10.1	Nordson Corporation 2012 Stock Incentive and Award Plan

10.2	Notice and Acceptance of Share-Based Awards

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2013		Nordson Corporation

	By:	/s/ Robert E. Veillette
Robert E. Veillette
Vice President, General Counsel and Secretary